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                                                                    Exhibit 23.8


                     [LETTERHEAD OF LAZARD FRERES & CO. LLC]


                       CONSENT OF LAZARD FRERES & CO. LLC

            We hereby consent to (i) the use of our opinion letter dated February 11, 2000 to the Board of Directors of Cornerstone Properties Inc., included as Annex C to the Consent Solicitation/Information Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed acquisition of Cornerstone Properties Limited Partnership by EOP Operating Limited Partnership, and (ii) the references to such opinion in such Consent Solicitation/Information Statement/Prospectus. In giving such consent, we do not admit that we come within the category or persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Dated:  April 25, 2000

                                                         LAZARD FRERES & CO. LLC


                                                   By: /s/ MATTHEW J. LUSTIG
                                                      --------------------------
                                                        Name: Matthew J. Lustig
                                                        Title: Managing Director